SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933


                          WHITMAN EDUCATION GROUP, INC.
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            (Exact Name of Registrant as Specified in Its Charter)



                NEW JERSEY                                22-2246554
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      (State of Other Jurisdiction of                 (IRS Employer
      Incorporation or Organization)                  Identification No.)



      4400 BISCAYNE BOULEVARD, 6TH FLOOR, MIAMI, FLORIDA    33137
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      (Address of Principal Executive Offices)            (Zip Code)


                             1996 STOCK OPTION PLAN
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                            (Full Title of the Plan)


                              RICHARD B. SALZMAN
              VICE PRESIDENT - LEGAL AFFAIRS AND GENERAL COUNSEL
                        WHITMAN EDUCATION GROUP, INC.
                      4400 BISCAYNE BOULEVARD, 6TH FLOOR
                             MIAMI, FLORIDA 33137
                        TELEPHONE NO.: (305) 575-6538
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          (Name, Address and Telephone Number of Agent for Service)


                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                      PROPOSED          PROPOSED
   TITLE OF                           MAXIMUM           MAXIMUM
  SECURITIES          AMOUNT          OFFERING          AGGREGATE    AMOUNT OF
     TO BE            TO BE           PRICE             OFFERING   REGISTRATION
  REGISTERED          REGISTERED      PER SHARE(1)      PRICE(1)       FEE
==============================================================================

Common Stock,         1,500,000       $ 8.00           12,000,000   $3,636.36
no par value          Shares(2)
==============================================================================

-----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities act of 1933, based upon the average of the high and low price of such Common Stock on November 8, 1996 on the American Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of the stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     PLAN INFORMATION.

            Not required to be filed with the Securities and Exchange Commission (the "SEC").

Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not required to be filed with the SEC.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by Whitman Education Group, Inc., a New Jersey corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

            (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

            (2) The Registrant's current report on Form 8-K, dated April 11,
1996.

            (3) The Registrant's current report on Form 8-KA, dated May 13,
1996.

            (4) The Registrant's quarterly report on Form 10-Q, dated August 14, 1996, for the quarter ended June 30, 1996.

            (5) The description of the Registrant's Common Stock contained in the Registrant's registration statement (No. 33-64153) on Form S-4 dated November 13, 1995, effective on February 14, 1996.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement on Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 14A:3-5 of Title 14A of the New Jersey Statutes permits the indemnification of "corporate agents" which means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as much at the request of the Company, or of any constituent corporation, and the legal representative of any such director, officer, trustee, employee or agent, against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent if:

                  (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and

                  (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.




            The Company's by-laws, as amended, provide that any corporate agent
(as defined above) shall be indemnified to the fullest extent permitted or mandated by N.J.S.A. Section 14A:3-5 and shall be further indemnified to the fullest extent permitted or mandated by any amendment of such statute without further alteration or amendment of the Company's By-Laws.

            In addition, New Jersey corporate law permits the Company to purchase and maintain, and the Company has purchased and maintains, insurance on behalf of each of the Company's corporate agents against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the Company would have the power to indemnify such corporate agent.

            The Company's Certificate of Incorporation provides as follows:

                  "7. The Directors of the Corporation shall not be personally liable to the Corporation or its Shareholders for damages for breach of any duty owed to the Corporation or its Shareholders.
            Notwithstanding the foregoing, a Director shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its Shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such person of an improper personal benefit."

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

Item 8.     EXHIBITS.
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


EXHIBIT
NUMBER     DESCRIPTION                          METHOD OF FILING
-------    -----------                          ----------------

4.1        Certificate of Incorporation,        Incorporated by reference to
           as amended                           Whitman's Form 8-K dated April 11,
                                                1996.

4.2        By-Laws, as amended                  Incorporated by reference to
                                                Whitman's Form 10-K dated June 28,
                                                1996.

5          Opinion regarding legality           Filed herewith.


23.1       Consent of Ernst & Young LLP         Filed herewith.

23.2       Consent of Stockman Kast Ryan        Filed herewith.
           & Scrugg, P.C.

24.1       Power of Attorney of Phillip         Filed herewith.
           Frost, M.D.

24.2       Power of Attorney of Richard         Filed herewith.
           C. Pfenniger

24.3       Power of Attorney of Jack R.         Filed herewith.
           Borsting

24.4       Power of Attorney of Peter S.        Filed herewith.
           Knight

24.5       Power of Attorney of Richard         Filed herewith.
           M. Krasno

24.6       Power of Attorney of Lois F.         Filed herewith.
           Lipsett


Item 9.    UNDERTAKINGS.

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Miami, Dade County, Florida on November ______, 1996.

                                    WHITMAN EDUCATION GROUP, INC.

                                    By: /s/ RANDY S. PROTO
                                        -------------------------
                                       RANDY S. PROTO, PRESIDENT

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE                          TITLE                      DATE

PRINCIPAL EXECUTIVE OFFICER:

/s/ RANDY S. PROTO
--------------------------------   President                  November 13, 1996
Randy S. Proto


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ FERNANDO L. FERNANDEZ
--------------------------------   VP-Finance and             November 13, 1996
Fernando L. Fernandez              Chief Financial Officer


DIRECTORS:

  /s/ PHILLIP FROST, M.D.*         Director                   November 13, 1996
--------------------------------
Phillip Frost, M.D.

 /s/ RICHARD C. PFENNIGER, JR.*    Director                   November 13, 1996
--------------------------------
Richard C. Pfenniger

 /s/ JACK R. BORSTING*             Director                   November 13, 1996
--------------------------------
Jack R. Borsting

 /s/ PETER S. KNIGHT*              Director                   November 13, 1996
--------------------------------
Peter S. Knight

 /s/ LOIS F. LIPSETT*              Director                   November 13, 1996
--------------------------------
Lois F. Lipsett

 /s/ RICHARD M. KRASNO*            Director                   November 13, 1996
--------------------------------
Richard M. Krasno



*By:/s/ RANDY S. PROTO
    ---------------------------
      Attorney-in-Fact